UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2022
Opendoor Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39253	98-1515020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 N. Scottsdale Road, Suite 1600
Tempe,	AZ	85281
(Address of principal executive offices)		(Zip Code)
(415) 896-6737
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OPEN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02Results of Operations and Financial Condition
On August 4, 2022, Opendoor Technologies Inc. (the “Company”) issued a press release and a shareholder letter announcing its financial results for the second quarter ended June 30, 2022. A copy of the press release and the shareholder letter is furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.
Item  7.01 Regulation FD Disclosure
On August 4, 2022, the Company posted an earnings supplement (the “Supplement”) in the “Investor Relations” portion of its website at investor.opendoor.com. A copy of the Supplement is attached to this Current Report on Form 8-K as Exhibit 99.3.
The information contained in Items 2.02 and 7.01 of this Current Report (including Exhibits 99.1, 99.2, and 99.3 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01.Financial Statements and Exhibits
(d)Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Opendoor Technologies Inc. on August 4, 2022
99.2	Shareholder Letter issued by Opendoor Technologies Inc. on August 4, 2022
99.3	Supplement entitled “Financial Supplement” issued by Opendoor Technologies Inc. on August 4, 2022
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opendoor Technologies Inc.

Date: August 4, 2022	By:	/s/ Carrie Wheeler
	Name:	Carrie Wheeler
	Title:	Chief Financial Officer
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